Exhibit 99.1

RLI REPORTS FOURTH QUARTER AND YEAR-END 2017 RESULTS

PEORIA, ILLINOIS, January 24, 2018 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported fourth quarter 2017 net earnings of $57.3 million ($1.29 per share), compared to $32.2 million ($0.72 per share) for the fourth quarter of 2016.  For the year ended December 31, 2017, net earnings were $105.0 million ($2.36 per share), compared to $114.9 million ($2.59 per share) for the 2016 fiscal year. Operating earnings(1) for the fourth quarter of 2017 were $53.9 million ($1.21 per share) compared to $24.9 million ($0.56 per share) for the same period in 2016. For the year ended December 31, 2017, operating earnings were $102.2 million ($2.30 per share) compared to $92.4 million ($2.08 per share) for the 2016 fiscal year.

	Fourth Quarter		Year to Date
Earnings Per Diluted Share	2017	2016	2017	2016
Net earnings	$1.29	$0.72	$2.36	$2.59
Operating earnings (1)	$1.21	$0.56	$2.30	$2.08

(1) See discussion below of non-GAAP and performance measures.

Highlights for the quarter included:

•	Underwriting income(1) of $9.0 million, resulting in a combined ratio(1) of 95.2.
•	11% increase in gross premiums written and 10% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $5.2 million net increase in underwriting income.
•	$0.63 per share increase to net earnings from recent tax reform.
•	Special dividend of $1.75 per share, representing $77.3 million returned to shareholders.

Highlights for the year included:

•	Underwriting income of $26.8 million, resulting in a combined ratio of 96.4.
•	1% growth in gross premiums written.
•	Losses from hurricanes resulting in a $31.7 million net decrease to underwriting income.
•	Favorable development in prior years’ loss reserves resulting in a $37.5 million net increase in underwriting income.
•	22nd consecutive year of a combined ratio below 100.
•	Book value per share of $19.33, an increase of 17% from year-end 2016, inclusive of dividends.

“RLI’s strong customer focus, financial performance and rewards to shareholders continued to distinguish us in 2017,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “The 96 combined ratio included 4 points from hurricane losses, which was within our expectations for events of this magnitude. Despite exiting a few underperforming product lines and re-underwriting our transportation business, we ended the year with a 1% increase in gross premiums written, which was supported by an 11% increase in premium in the fourth quarter. Our investment portfolio and minority investment in Maui Jim contributed significantly to earnings and book value growth in 2017. At year end, we paid another special dividend, reinforcing our commitment to shareholders.”

“We enter 2018 well positioned to capitalize on market conditions with a talented team, diverse product portfolio, disciplined underwriting and service-oriented culture,” said Michael.

Underwriting Income

RLI had  $9.0 million of underwriting income in the fourth quarter of 2017 on a 95.2 combined ratio, compared to $18.2 million of underwriting income on a 90.3 combined ratio in the same quarter for 2016.

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For the year, RLI had $26.8 million of underwriting income on a 96.4 combined ratio, compared to $76.1 million on an 89.5 combined ratio in 2016. The third quarter of 2017 was impacted by hurricane losses with a $31.7 million net decrease in underwriting income due to Hurricanes Harvey, Irma and Maria. Results for both years include favorable development in prior years’ loss reserves which totaled $37.5 million and $36.4 million for 2017 and 2016, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)			Combined Ratio(1)
(in millions)	2017	2016		2017	2016
Casualty	$3.9	$36.3	Casualty	99.2	92.0
Property	(11.9)	12.8	Property	108.6	91.6
Surety	34.8	27.0	Surety	71.2	77.8
Total	$26.8	$76.1	Total	96.4	89.5

(1) See discussion below of non-GAAP and performance measures.

Tax Reform Impact

The Tax Cuts and Jobs Act of 2017 (TCJA) was signed into law on December 22, 2017. Among other provisions, the TCJA lowered the federal corporate tax rate from 35% to 21% starting January 1, 2018. As a result, RLI revalued deferred tax items as of year-end 2017 to reflect the lower rate. Most significantly, lower future taxes applicable to unrealized gains on investments and other deferred tax items resulted in a reduction in our net deferred tax liability of $32.8 million. This change lowered tax expense in the quarter, increasing net earnings and operating earnings by $0.63 per share, inclusive of the effect of performance-related incentive and profit sharing expenses. Performance-related amounts impact policy acquisition, insurance operating and general corporate expenses, increasing the expense ratio by 3.7 points in the fourth quarter and 1.0 point for the full year, respectively.

Other Income

RLI’s net investment income for the quarter increased 9.8% to $14.4 million, compared to the same period in 2016.  For the year ended December 31, 2017, investment income was $54.9 million versus $53.1 million for the same period in 2016. The investment portfolio’s total return was 1.4% for the quarter. The bond portfolio’s return was 0.4% in the quarter, while the equity portfolio’s return was 5.7%. For the year ended December 31, 2017, the investment portfolio’s total return was 6.6% with the bond portfolio returning 4.4% and equities returning 15.8%.

Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, were $61.8 million for the quarter ($1.39 per share) compared to -$2.9 million (-$0.06 per share) for the same quarter in 2016.  Full-year comprehensive earnings were $140.3 million ($3.15 per share), compared to $113.8 million ($2.56 per share) in 2016.

Equity in earnings of Maui Jim, Inc., a producer of premium sunglasses, was $0.8 million (reflecting seasonal sales results) for the quarter. Equity in earnings of Prime Holdings Insurance Services, Inc., a specialty E&S insurance company, was $1.0 million.  Comparatively, in the fourth quarter of 2016, equity in earnings of Maui Jim was -$0.1 million and offset $0.1 million of earnings from Prime. For the year ended December 31, 2017, equity in earnings of unconsolidated investees from Maui Jim and Prime was $14.4 million and $2.8 million, respectively, compared to $9.7 million and $1.1 million from Maui Jim and Prime, respectively, for the prior year. Maui Jim announced a $9.9 million dividend, which resulted in a tax benefit on dividends from affiliates of $1.4 million ($0.03 per share) in the fourth quarter of 2017.

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Special and Regular Dividends

On December 27, 2017, RLI paid a special cash dividend of $1.75 per share, resulting in a tax benefit of $1.9 million ($0.04 per share) as dividends to the ESOP are fully deductible, and a regular quarterly dividend of $0.21 per share for a combined total of $86.5 million. RLI has paid dividends for 166 consecutive quarters and increased regular dividends in each of the last 42 years. Over the last 10 years, the company’s regular quarterly dividend has grown an average of 6.2% per year.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses) and taxes related thereto. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2017 financial highlights below.

Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned.

Other News

At 10 a.m. central standard time (CST) tomorrow, January 25, 2018, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/3koihhpq.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2016.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 42 consecutive years and delivered underwriting profits for 22 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2017	2016	2017	2016
		4th Qtr	4th Qtr	12 Mos.	12 Mos.
Operating Earnings Per Share(1)		$1.21	$0.56	$2.30	$2.08

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.05	$0.23	$0.28	$0.48
•	Favorable (unfavorable) development in property prior years' reserves	$0.02	$(0.02)	$0.08	$(0.02)
•	Favorable (unfavorable) development in surety prior years' reserves	$-	$(0.01)	$0.16	$0.08
•	Catastrophe impact
	▪ Hurricanes Harvey, Irma and Maria	$-	-	(0.46)	-
	▪ Other 2017 events	$(0.01)	$-	$(0.05)	$-
	▪ 2016 and prior events	$0.01	$(0.11)	$0.03	$(0.20)
•	Gain from tax benefit of special dividend to ESOP(4)	$0.04	$0.05	$0.04	$0.05
•	Gain from tax benefit applicable to Maui Jim dividend(5)	$0.03	$0.06	$0.03	$0.06
•	Gain from tax benefit of change in corporate tax rate(6)	$0.63	$-	$0.63	$-

(1)	See discussion above of non-GAAP and performance measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.
(4)	Dividends paid in an ESOP on employer securities are fully deductible from taxable income and result in a 35% tax benefit.
(5)

As required under the accounting standard for income taxes, the gain reflects the tax benefit of applying the lower tax rate applicable to dividends received from an affiliate (7.35%) as compared to the corporate capital gains tax rate (21%) on which tax estimates were based.

(6)	The gain reflects the tax benefit of applying the lower future tax rate (21%) enacted under the TCJA of 2017 to deferred tax items previously recorded at 35%.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$188,296	$187,869	0.2%	$737,937	$728,608	1.3%
Net investment income	14,446	13,153	9.8%	54,876	53,075	3.4%
Net realized gains	5,111	11,283	(54.7)%	4,411	34,645	(87.3)%
Consolidated revenue	$207,853	$212,305	(2.1)%	$797,224	$816,328	(2.3)%

Loss and settlement expenses	$94,657	$90,438	4.7%	$401,584	$349,778	14.8%
Policy acquisition costs	66,251	65,087	1.8%	252,515	249,612	1.2%
Insurance operating expenses	18,412	14,143	30.2%	56,994	53,093	7.3%
Interest expense on debt	1,857	1,856	0.1%	7,426	7,426	0.0%
General corporate expenses	3,524	2,785	26.5%	11,340	10,170	11.5%
Total expenses	$184,701	$174,309	6.0%	$729,859	$670,079	8.9%

Equity in earnings of
unconsolidated investees	1,820	10	18,100.0%	17,224	10,833	59.0%

Earnings before income taxes	$24,972	$38,006	(34.3)%	$84,589	$157,082	(46.1)%
Income tax expense (benefit)	(32,286)	5,819	-	(20,439)	42,162	-
Net earnings	$57,258	$32,187	77.9%	$105,028	$114,920	(8.6)%

Other comprehensive earnings (loss), net of tax	4,497	(35,062)	-	35,309	(1,164)	-

Comprehensive earnings (loss)	$61,755	$(2,875)	-	$140,337	$113,756	23.4%

Operating earnings(1):

Net earnings	$57,258	$32,187	77.9%	$105,028	$114,920	(8.6)%
Less: Realized gains	(5,111)	(11,283)	(54.7)%	(4,411)	(34,645)	(87.3)%
Income tax on realized gains	1,789	3,950	(54.7)%	1,544	12,126	(87.3)%
Operating earnings	$53,936	$24,854	117.0%	$102,161	$92,401	10.6%

Return on Equity:
Net earnings				12.3%	13.2%
Comprehensive earnings				16.4%	13.1%

Per Share Data:

Diluted:
Weighted average shares outstanding (in 000's)	44,549	44,398		44,500	44,432

Net earnings per share	$1.29	$0.72	79.2%	$2.36	$2.59	(8.9)%
Less: Realized gains	(0.12)	(0.25)	(52.0)%	(0.09)	(0.78)	(88.5)%
Income tax on realized gains	0.04	0.09	(55.6)%	0.03	0.27	(88.9)%
EPS from operations(1)	$1.21	$0.56	116.1%	$2.30	$2.08	10.6%

Comprehensive earnings per share	$1.39	$(0.06)	-	$3.15	$2.56	23.0%

Cash dividends per share -ordinary	$0.21	$0.20	5.0%	$0.83	$0.79	5.1%
Cash dividends per share - special	$1.75	$2.00	(12.5)%	$1.75	$2.00	(12.5)%

Net Cash Flow provided by Operations	$51,592	$51,463	0.3%	$197,525	$174,463	13.2%

(1) See discussion above of non-GAAP and performance measures.

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	December 31,	December 31,
	2017	2016	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,672,239	$1,605,209	4.2%
(amortized cost - $1,646,411 at 12/31/17)
(amortized cost - $1,596,227 at 12/31/16)
Equity securities	400,492	369,219	8.5%
(cost - $182,002 at 12/31/17)
(cost - $187,573 at 12/31/16)
Other invested assets	33,808	24,115	40.2%
Cash and cash equivalents	34,251	23,284	47.1%
Total investments and cash	$2,140,790	$2,021,827	5.9%

Premiums and reinsurance balances receivable	134,351	126,387	6.3%
Ceded unearned premiums	57,928	52,173	11.0%
Reinsurance balances recoverable on unpaid losses	301,991	288,224	4.8%
Deferred policy acquisition costs	77,716	73,147	6.2%
Property and equipment	55,849	54,606	2.3%
Investment in unconsolidated investees	90,067	72,240	24.7%
Goodwill and intangibles	59,302	64,371	(7.9)%
Other assets	29,250	24,658	18.6%
Total assets	$2,947,244	$2,777,633	6.1%

Unpaid losses and settlement expenses	$1,271,503	$1,139,337	11.6%
Unearned premiums	451,449	433,777	4.1%
Reinsurance balances payable	21,624	17,928	20.6%
Funds held	74,560	72,742	2.5%
Income taxes - deferred	53,768	64,494	(16.6)%
Bonds payable, long-term debt	148,928	148,741	0.1%
Accrued expenses	52,848	51,992	1.6%
Other liabilities	18,966	25,050	(24.3)%
Total liabilities	$2,093,646	$1,954,061	7.1%
Shareholders' equity	853,598	823,572	3.6%
Total liabilities & shareholders' equity	$2,947,244	$2,777,633	6.1%

OTHER DATA:

Common shares outstanding (in 000's)	44,148	43,945

Book value per share	$19.33	$18.74	3.1%
Closing stock price per share	$60.66	$63.13	(3.9)%
Cash dividends per share - ordinary	$0.83	$0.79	5.1%
Cash dividends per share - special	$1.75	$2.00	(12.5)%

Statutory surplus	$864,554	$859,976	0.5%

RLI CORP.
2017 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$153,575		$43,747		$31,743		$229,065
Net premiums written	128,996		34,015		29,881		192,892
Net premiums earned	123,967		34,497		29,832		188,296
Net loss & settlement expenses	78,576	63.4%	12,977	37.6%	3,104	10.4%	94,657	50.3%
Net operating expenses	46,808	37.8%	17,527	50.8%	20,328	68.1%	84,663	44.9%
Underwriting income (loss)(1)	$(1,417)	101.2%	$3,993	88.4%	$6,400	78.5%	$8,976	95.2%

2016

Gross premiums written	$134,092		$40,322		$31,945		$206,359
Net premiums written	111,841		32,153		30,442		174,436
Net premiums earned	118,271		38,156		31,442		187,869
Net loss & settlement expenses	60,637	51.3%	21,664	56.8%	8,137	25.9%	90,438	48.1%
Net operating expenses	41,795	35.3%	17,571	46.1%	19,864	63.2%	79,230	42.2%
Underwriting income (loss)(1)	$15,839	86.6%	$(1,079)	102.9%	$3,441	89.1%	$18,201	90.3%

Twelve Months Ended December 31,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2017

Gross premiums written	$585,449		$175,538		$124,325		$885,312
Net premiums written	494,649		137,031		118,174		749,854
Net premiums earned	478,603		138,346		120,988		737,937
Net loss & settlement expenses	305,679	63.9%	85,027	61.5%	10,878	9.0%	401,584	54.4%
Net operating expenses	169,020	35.3%	65,178	47.1%	75,311	62.2%	309,509	42.0%
Underwriting income (loss)(1)	$3,904	99.2%	$(11,859)	108.6%	$34,799	71.2%	$26,844	96.4%

2016

Gross premiums written	$560,349		$186,136		$128,379		$874,864
Net premiums written	470,082		149,170		121,700		740,952
Net premiums earned	454,843		152,167		121,598		728,608
Net loss & settlement expenses	259,907	57.1%	71,350	46.9%	18,521	15.2%	349,778	48.0%
Net operating expenses	158,607	34.9%	67,985	44.7%	76,113	62.6%	302,705	41.5%
Underwriting income (loss)(1)	$36,329	92.0%	$12,832	91.6%	$26,964	77.8%	$76,125	89.5%

(1) See discussion above of non-GAAP and performance measures.